                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

                                             JURISDICTION OF
SUBSIDIARY                                    INCORPORATION
----------                                    -------------

Holly Sugar Corporation......................... New York
Savannah Foods & Industries, Inc................ Delaware
Savannah Foods Industrial, Inc.................. Delaware
Dixie Crystals Brands, Inc...................... Delaware
Michigan Sugar Company.......................... Michigan
Imperial Sugar LP............................... Delaware
Savannah Sugar LP............................... Delaware
Imperial Distributing, Inc...................... Delaware
Diamond Crystal Specialty Foods, Inc.(1)........ Michigan

(1) Acquired November 2, 1998